Schedule "A"

                                    PROPOSAL

                                                        Court File No. 32-107046

                            SUPERIOR COURT OF JUSTICE
                         (In Bankruptcy and Insolvency)

                        IN THE MATTER OF THE PROPOSAL OF
                         TRANSFORMATION PROCESSING, INC.
                           of the city of Mississauga,
                         Regional Municipality of Peel,
                           In the Province of Ontario


                                    PROPOSAL

Transformation Processing, Inc. (the "Corporation") the above-named debtor, hereby submits the following Proposal under the Bankruptcy and Insolvency Act (Canada).

                                     PART I
                                 INTERPRETATION

Definitions

1. In this Proposal, capitalized terms shall have the following meanings:

         (a) "Act" means the Bankruptcy and Insolvency Act (Canada), as it may be amended from time to time;

         (b) Business Day" means any day other than a Saturday or a Sunday or a day observed as a holiday under the laws of the Province of Ontario or the federal laws of Canada applicable therein;

         (c) "Claim" means any indebtedness, liability, action, cause of action, suit, debt, account, bond, covenant, contract, counterclaim, demand, claims, right and obligation of any nature whatsoever of the Corporation to any person, whether liquidated, unliquidated, fixed, contingent, matured, legal, equitable, present, future, known or unknown, and whether by guarantee, surety or otherwise, incurred or arising or relating to the period prior to the Filing Date;

         (d) "Court" means the Superior Court of Justice (in Bankruptcy and Insolvency);

         (e) "Court Approval Date" means the date on which the Court makes an Order approving this Proposal to be granted pursuant to the provisions of the Act;

         (f) "Creditor" means any Person, with the exception of Thomson Kernaghan, who holds one or more Claims;

         (g) "Effective Date" means the date on which the Final Order becomes effective;

         (h)      "Employees" means all of the employees of the Corporation;

         (i) "Event of Default" has the meaning given to it in Part VIII of this Proposal;


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         (j)      "Filing  Date" means August 23, 1999,  being the date on which the Corporation filed its Notice of Intention to Make a Proposal under the Act;

         (k) "Final Order" means an order of the Court approving this Proposal to be granted pursuant to the provisions of the Act, the appeal period having expired and no appeal having been filed, or any appeal therefrom having been dismissed and such dismissal having become final;

         (l)      "Landlord" means Origin Technology in Business, Inc.;

         (m) "Lease" means the Agreement signed on June 3, 1998 between the Corporation (as Sub-Tenant) and the Landlord covering the Premises for a period of two (2) years, four (4) months, which commenced on the 1st day of July, 1998 and was scheduled to terminate on the 30th day of October, 2000;

         (n) "Maturity Date" means the date on which all payments to Creditors have been made pursuant to Part IV and Part V of this Proposal;

         (o) "Preferred Creditor" means any Creditor which would be entitled to receive payment of any amount owed to it in priority to other Creditors and provided in Section 136 of the Act, should the corporation become a bankrupt;

         (p) "Premises" means the property situated at 55 Explorer Drive, Second Floor, Mississauga, Ontario;

         (q) "Person" shall have the meaning ascribed thereto in the Bankruptcy and Insolvency Act (Canada);

         (r) "Proposal" means the Proposal made pursuant to the Act, as amended or supplemented from time to time, and includes any schedules thereto;

         (s) "Proposal Period" means the period between the Court approval Date and the Maturity Date;

         (t) "Secured Creditors" shall have the meaning ascribed to it under the Act;

         (u) "Thomson Kernaghan" shall mean Thomson Kernaghan & Co. Limited who is a creditor of the Corporation with its principal place of business at 365 Bay Street, 10th Floor, Toronto, Ontario, M5H 2V2;

         (v) "Trustee" means BDO Dunwoody Limited, the trustee acting in the Proposal of the Corporation; and

         (w) "Unsecured Creditor" means any Creditor other than (i) Preferred Creditors; and ii) Secured Creditors to the extent of the realizable value of the security held by such Creditor over the assets of the Corporation; whose Claims arose prior to the Filing Date, but shall not include the Claim of Thomson Kernaghan.

Headings

2. The division of the Proposal into parts, sections, paragraphs and subparagraphs, and the insertion of headings herein, is for convenience of reference only and is not to affect the construction or interpretation  of this  Proposal.  Unless  otherwise  provided in this
         Proposal,   references  herein  to  parts,  sections,   paragraphs  and
         subparagraphs are references to parts, sections, paragraphs and subparagraphs of this Proposal.

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Number, etc.

3. In this Proposal, where the context requires, a word importing the singular includes the plural and vice versa, and a work importing gender includes the masculine, feminine and neuter genders.

Date for Action

4. In the event that any date on which any action is required to be taken hereunder is not a Business Day, such action will be required to be taken on the next succeeding day that is a Business Day.

Successors and Assigns

5. This Proposal will be binding upon and will enure to the benefit of the heirs, administrators, executors, personal representatives, successors and assigns of all persons named or referred to herein including, without limitation, all Creditors.

Accounting Principles

6.       Accounting  terms not otherwise  defined have the meanings  assigned to
         them  in  accordance  with  generally   accepted  Canadian   accounting
         principles.

                                     PART II
                       PURPOSE AND EFFECT OF THIS PROPOSAL

Purpose of Proposal

7. The purpose of this Proposal is to effect a restructuring of the business and affairs of the Corporation in the expectation that all Creditors will derive a greater benefit from the continued operation of the business and affairs of the Corporation than would result from a forced liquidation of its assets.

Effect of Proposal

8. This Proposal restructures the affairs of the Corporation and amends the terms of any and all agreements between the Corporation and the Creditors existing as at the Filing Date and provides the essential terms upon which all such Claims will be fully and finally resolved and settled. During the Proposal Period, and provided that an Event of Default has not occurred and is continuing hereunder, all Creditors will be stayed from commencing or continuing any proceeding or remedy against the Corporation or any of its property or assets in respect of a Claim including, without limitation, any proceeding or remedy to recover payment of any monies owing to Creditors, to recover or enforce any judgment against the Corporation in respect of a Claim or to commence any formal proceedings against it other than as provided for under this Proposal.


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Persons Affected

9. This Proposal will, as of the Effective Date, be binding on the Corporation and all Creditors in the manner provided for in the Act.

                                    PART III
                     CLASSIFICATION AND TREATMENT OF CLAIMS

Classes of Creditors

10. There shall be only one class of Creditors whose Claims are being compromised under this Proposal, which shall consist of the Unsecured Creditors.

Amendment to Agreements

11. Notwithstanding the terms and conditions of all agreements or other arrangements with Creditors entered into before the Filing Date, for so long as an Event of Default has not occurred and is continuing hereunder all such agreements or other arrangements will be deemed to be amended to the extent necessary to give effect to all the terms and conditions of this Proposal. IN the event of any conflict or inconsistency between the terms of such agreements or arrangements and the terms of this Proposal, the terms of this Proposal will govern. All Creditors will provide such acknowledgements, agreements, discharges or other documentation as may be necessary to give effect to the intent of this Proposal.

Treatment of Claims

12. The purposes of this Proposal, a holder of a Claim will receive the treatment provided for in this Proposal on account of such Claim.

                                     PART IV
                            UNSECURED CREDITOR CLAIMS

Payment of Unsecured Claims

13. Within 30 days of the Effective Date, Claims of Unsecured Creditors shall be paid,; up to an aggregate amount calculated by taking the sum of $300,000 and subtracting all amounts paid to Creditors pursuant to paragraphs 16, 17, 18 and 19 of Part V of this Proposal, as follows:

          (i) a dividend of 100 cents on the dollar equal to the amount of claim up to an amount of $2,000 for each Unsecured Creditor;

          (ii) a further dividend of 50 cents for every dollar of Unsecured Claim in excess of $2,000 up to Unsecured Claims of $5,000; and

          (iii)a further pro rata dividend sharing with all other Unsecured Claims for distribution of Unsecured Claims over $5,000 up to a maximum of 10 cents on each dollars of Unsecured Claim over $5,000.


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Effect of Payment

14. Unsecured Creditors will accept the payments provided for in this Part in complete satisfaction of all their Claims and all liens, certificates of pending litigation, executions or any other similar charges or actions or proceedings in respect of such Claim will have no effect in law or in equity against the property, assets and undertaking of the Corporation.

                                     PART V
                     PREFERRED CLAIMS AND MANDATORY PAYMENTS

Payment of Fees

15. Within 30 days of the Effective Date, all proper fees and expenses of the Trustee and reasonable legal and other professional fees on and incidental the proceedings arising out of this Proposal and in connection with the preparation of this Proposal and in the administration of this Proposal, including advice to the Corporation in connection therewith, will be paid in priority to all Claims of Preferred Creditors and Unsecured Creditors.

Preferred Claims

16. Preferred Claims, without interest, are to be paid in full priority to all Claims of Unsecured Creditors including, without limitation, any entitlement of Unsecured Creditors to the payments to be made under
         Part IV of this Proposal.

Crown Claims

17. During the Proposal Period, the Corporation shall pay and keep current Her Majesty in Right of Canada and in right of Ontario all amounts of a kind that could be subject to a demand under subsection 224(1.2) of the Income Tax Act or any substantially similar provision of Ontario legislation. Any such claims outstanding under the provisions of subsection 224(1.2) of the Income Tax Act or similar act and legislation at the Filing Date shall be paid within 6 months of the Effective Date.

Employee Claims

18. All payments not exceeding $2,000 payable to former or current Employees which would be payable in priority under subsection 136(1)(d) of the Act should the Corporation become a bankrupt will be paid immediately after the Effective Date. It is understood that all claims of Employees in excess of $2,000 shall be considered Unsecured Claims and shall entitle the Employees to vote on this Proposal as such.

Landlord Claims - Disclaimer

19. Immediately after the Effective Date, up to a maximum amount of 3 months rent shall be paid to the Landlord on account of arrears of rent under the Lease for the period immediately prior to the Filing Date. It is understood that all Claims of the Landlord in excess of the aforementioned arrears in rent shall be considered an Unsecured Claim and shall entitle the Landlord to vote as such, but in no event will the Unsecured Claim of the Landlord be greater than the amount of rent calculated by the formula provided in
     Section 65.2(4)(b)(ii) of the Act. Specifically, Section 65.2(4)(b)(ii) states that a Landlord's damages for a disclaimer of a lease may be filed as a proof of claim for an amount equal to the lesser of (i) the aggregate of (a) the rent provided for in the Lease for the first year of the Lease following the date on which the disclaimer becomes effective, and (b) fifteen percent of the rent for the remainder of the term of the Lease after that year; and (ii) three years' rent.

                                     PART VI
                         PAYMENT PROCESS DURING PROPOSAL

20. all amounts payable to be issued by the Corporation to any Creditor under this Proposal during the Proposal Period will be paid and delivered by it to the Trustee at least three Business Days before the dates on which such payments must be made to the Creditors. The Trustee will distribute all such payments to the Creditors on the dates appointed for such payments hereunder and the Creditors will accept all such payments in full and complete satisfaction of their Claims.

                                    PART VII
                                EVENTS OF DEFAULT

21. The non-payment by the Corporation of any of its obligations hereunder within 10 days after written notice has been given by the Trustee to the Corporation that such payment is past due will constitute an Event of Default for purposes of Section 62.1 of the Act and otherwise under this Proposal.

                                    PART VIII
                                     TRUSTEE

Confirmation of Appointment

22. BDO Dunwoody Limited will be the Trustee under this Proposal.

Monitor

23. The Trustee will monitor the business operations of the Corporation for all Creditors during the Proposal Period and perform all other obligations until this Proposal is either accepted or rejected.

Meeting of Creditors

24. The Trustee will call one or more meetings of the Creditors, to be held within 21 days after the filing of this Proposal with the Official Receiver, at such dates, times and places as may be agreed upon by the Trustee and the Corporation.

Proofs of Claim

25. All Creditors will be required to submit a proof of claim to the Trustee and the face amount thereof will govern for the purpose of voting at the meeting of Creditors to be held to consider this Proposal, unless dispute or disallowed by the chair of the meeting. Thereafter, the Trustee will examine all proofs of clam and may require further evidence and support of the Claim. The provisions of Section 135 of the Act will apply to all proofs of claim submitted by Creditors.


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                                     PART IX
                              CONDITIONS PRECEDENT

26. As provided for in the Act, the arrangements et out in this Proposal will not take effect unless the conditions set forth below are substantially satisfied on or before the Effective Date:

         (a) Thomson Kernaghan supplies the necessary capital to fund any deficiencies of capital required for the Corporation to fulfill its obligations under this Proposal but in no event shall such amount be in excess of $375,000 (attached as Schedule A is Thomson Kernaghan's Guarantee with respect to the $375,000);

         (b) all approvals and consents to the Proposal that may be required have been obtained;

         (c)      the Final Order becomes effective;

         (d) no order or decree restraining or enjoining the consummation of the transactions contemplated by this Proposal will have been issued; and

         (e) all agreements or instruments necessary to effect the intention and purpose of this Proposal shall have been received by the Corporation in a form satisfactory to the Corporation and the Trustee.

                                     PART X
                           APPLICATION FOR FINAL ORDER

Application for Final Order

27. The Trustee will apply forthwith to the Court for the Final Order upon approval by the Creditors of this Proposal.

                                     PART IX
                                  MISCELLANEOUS

Consents, Waivers and Agreements

28. On the Effective Date, all Creditors will be deemed to have consented and agreed to all of the provisions of this Proposal in its entirety. For greater certainty, each Creditor will be deemed to have waived any default by the Corporation in any provision, expressed or implied, in any agreement existing between the Creditor and the Corporation that has occurred on or prior to the Effective Date, and to have agreed that, to the extent that there is any conflict between the provisions of any such agreement and the provisions of this Proposal, the provisions of this Proposal take precedence ad priority and the provisions of any such agreement are amended accordingly.

Further Actions

29. the Corporation and the Creditors will execute and deliver all such documents and instruments and do all such acts and things as may be necessary or desirable to carry out the full intent and meaning of this Proposal and to give effect to the transactions contemplated hereby.


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Performance

30. All obligations of the Corporation under this Proposal will commence as of the Effective Date. All terms of this Proposal will take effect as of the Effective Date. All obligations of the Corporation under this Proposal will be fully performed for the purposes of Section 65.3 of the Act upon the Corporation having made the payments to the Creditors provided for herein.

Binding Effect

31. The provisions of this Proposal will be binding on the Creditors of the Corporation, and its respective heirs, executors, administrators, successors and assigns, upon issuance of the Final Order.

         Dated at Toronto this 14th day of October, 1999.

                                                 TRANSFORMATION PROCESSING, INC.




                                                 Per:___________________________
                                                       Paul G. Mighton, C.E.O.


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                                  SCHEDULE "A"

                       GUARANTEE OF PAYMENT UNDER PROPOSAL

         THIS AGREEMENT made this 14th day of October, 1999

         BETWEEN:

                         THOMSON KERNAGHAN & CO. LIMITED
                         (the "Guarantor")

         -and-
                         BDO DUNWOODY LIMITED, The trustee acting in the proposal of Transformation Processing, Inc. (the "Trustee")

         WHEREAS, Transformation Processing, Inc. (the "Corporation"), did on the 14th of October , submit to the Trustee a proposal to its creditors (the "Proposal"); and

         WHEREAS, the Guarantor has agreed to guarantee payment of an amount, up to but in no event exceeding $375,000, to the Corporation to enable it to pay certain of its creditors pursuant to Parts IV and V of the Proposal:

         NOW, THEREFORE, in consideration of the premises, the parties hereto covenant, promise and agree to and with the other as follows:

         1. The Guarantor hereby agrees upon notice from the Trustee that the conditions precedent as provided in Paragraph 26 of the Proposal have been satisfied, that it will make available to the Trustee such amounts as are necessary to satisfy the Corporation's obligations to pay Creditors pursuant to Part IV and V of the Proposal (the "Obligations") but in no event shall such amount exceed #300,000 or be paid before the Corporation has used its readily available cash surplus in an attempt to satisfy its Obligations.

         2. The Guarantor hereby further agrees upon notice from the Trustee that the conditions precedent as provided in Paragraph 26 of the Proposal have been satisfied that it will make available to the Trustee such amounts as are necessary to satisfy the Corporation's obligation to pay all proper fees and expenses of the Trustee including reasonable legal and other professional fees incidental to the Proposal, taxes and disbursements, pursuant to Paragraph 15 of the Proposal (the "Fees"), but in no event shall such amount exceed $75,000 or be paid before the Corporation has used its readily available cash surplus in an attempt to pay such Fees.

         3. The Trustee shall not be bound to take any proceedings to enforce the Proposal before resorting to its remedy against the Guarantor, and the Trustee shall be at liberty from time to time to allow monies payable under the Proposal to be in arrears or to extend the time for payment thereof, or any part thereof, without the consent of the Guarantor, and this guarantee shall remain in full force as long as any monies remain due or unpaid under the said Proposal.

         4. The Guarantor agrees that the obligations of the Guarautor herein, shall be binding upon it, its successors and assigns.


         IN WITNESS WHEREOF, the parties hereof have executed this guarantee.

SIGNED, SEALED AND DELIVERED                THOMSON, KERNAGHAN & Co., LIMIITED

In the presence of                          By:________________________________
                                                 Authorized Signing Authority

------------------------------                 --------------------------------
(Name of Witness)                                Authorizing Signing Authority